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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the Board of Directors of Adaptive Broadband Corporation (the "Company"), hereby constitutes and appoints Donna S. Birks and Kenneth J. Wees, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in her or his name, place and stead, in any and all capacities, to sign on her or his behalf the Company's Registration Statement on Form S-8 with respect to up to 3,500,000 shares of the Company's common stock issuable under the Company's 1992 Stock Option Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith and with such Registration Statement, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     DATED:  November 15, 2000
             -----------------

     /s/ Frederick D. Lawrence        /s/  William L. Martin III
     -------------------------        --------------------------
     Frederick D. Lawrence            William L. Martin III


     /s/ Leslie G. Denend             /s/  James T. Richardson
     --------------------             ------------------------
     Leslie G. Denend                 James T. Richardson


     /s/ James C. Granger
     -------------------
     James C. Granger

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